UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 18, 2015, MGP Ingredients, Inc. (the "Company"), will make an investor presentation (the "Investor Presentation") at the Furey Research investment conference in New York City. The Investor Presentation includes information regarding the Company's financial performance and market opportunity. A copy of the Investor Presentation is attached hereto as Exhibit 99.1

The information contained in this Current Report on Form 8-K, including the Investor Presentation, shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.

This Form 8-K, including the Investor Presentation, may contain "forward-looking statements" within the meaning of the safe harbor provisions of the federal securities laws. These statements are based on the Company’s expectations and involve risks and uncertainties that could cause our actual results to differ materially from those set forth in the statements. These risks are discussed in the Company’s filings with the Securities and Exchange Commission ("SEC"), including an extensive discussion of these risks in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as updated by Item 1A. Risk Factors in subsequent Quarterly Reports on Form 10-Q filed for the quarters ended June 30, 2015 and September 30, 2015. Such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that it will make additional updates with respect to that statement or any other forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Investor Presentation
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: November 16, 2015                By: /s/ Thomas K. Pigott
Thomas K. Pigott, Vice President, Finance and Chief Financial Officer